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                                              Exhibit 10.17
                                              Chicago Mercantile Exchange Inc.
                                              Registration Statement on Form S-4

                    THIRD AMENDMENT TO EMPLOYMENT AGREEMENT
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     Reference is hereby made to the Employment Agreement entered into between the CHICAGO MERCANTILE EXCHANGE ("CME") and FREDERICK ARDITTI ("Arditti") on October 27, 1998 ("Agreement"). This Third Amendment supercedes the prior First and Second Amendments.

     The Agreement is hereby amended as follows:

1.   Subparagraph c of Paragraph 5. - Payment Upon Termination or Expiration.
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     Subparagraph c of Paragraph 5 is hereby deleted and replaced in its entirety with the following provision.

     In the event of termination by Arditti pursuant to Paragraph 4.d of this Agreement, and provided that such termination does not take place prior to April 1, 2000, the CME shall:

     (i) pay Arditti, within thirty days of such termination, a lump sum payment, in cash, of $640,385, less appropriate withholding representing: (A) Arditti's base salary for a one (1) year period following such termination (the "Continuation Period"); and (B) Arditti's accrued and unused vacation days as of his date of termination. No vacation shall accrue during the Continuation Period.
     (ii) pay Arditti, within thirty days of such termination, a lump sum payment, in cash, equal to his then-current non-vested amounts in the following plans: Tax Efficient Savings Plan (401K Plan); Pension for Employees of the Chicago Mercantile Exchange; Senior Management Supplemental Deferred Savings Plan; and Supplemental Executive Retirement Plan, less appropriate withholding deductions.
     (iii) during the Continuation Period, provide Arditti and any covered dependents with continued coverage under the CME's health, dental and vision insurance program in effect for active employees; provided, however, that effective at the end of the Continuation Period, health, dental and vision insurance benefits will be provided to Arditti and any covered dependents pursuant to the Consolidated Omnibus Budget Reconciliation Act ("COBRA"), as set forth in Section 4980B of the Internal Revenue Code of 1986, as amended, and in Sections 601 through 609 of the Employee Retirement Income Security Act. Arditti's contribution and the CME's contribution toward the cost of the foregoing
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            coverages shall be determined and paid as though Arditti's employment with the CME continued through the end of the Continuation Period. The foregoing insurance coverages will earlier terminate upon Arditti obtaining other employment which offers comparable health insurance coverage and when he first becomes eligible for such coverage. Arditti agrees that he will promptly notify the CME upon obtaining such coverage from another employer. Arditti shall have no duty to seek or obtain other employment.
     (iv) during the Continuation Period, and subject to CME's discretion, either reimburse Arditti for the cost of converting the life and accidental death and dismemberment insurance programs referred to in the Agreement in effect on the date of Arditti's termination to individual coverage, or obtaining equivalent coverage individually, or, where applicable, continuing individual coverage already in place. It is understood and agreed that Arditti's coverage under the CME's disability insurance plan will cease on the date of Arditti's termination and that the CME has no obligation to provide or pay for other disability coverage. The CME will cooperate with Arditti, (e.g., providing documentation) in his efforts to obtain at his
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            expense individual disability coverage.

2.   Paragraph 21. - Mutual General Releases.
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     A new paragraph 21 is hereby added as follows:

     Mutual General Releases.  Except for a claim based upon an alleged breach
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     of this Amendment or Section 7, 9 and 10 of the Agreement, Arditti, for
     himself and for his estate, heirs, personal representatives, executors, administrators and assigns, hereby releases and forever discharges the CME, any parent, subsidiaries and related and affiliated entities, and each of its and their officers, directors, representatives, agents, employees, related and participating members, insurers, as well as each of its and their respective estates, heirs, personal representatives, executors, administrators, successors and assigns (hereinafter collectively and individually the "CME Releasees"), and the CME Releasees hereby release and forever discharge Arditti, his estate, heirs, personal representatives, executors, administrators and assigns, from any and all rights, claims, demands, debts, dues, sums of money, accounts, attorneys' fees, complaints, judgments, executions, actions and causes of action of any nature whatsoever, cognizable at law or equity, past, present or future, which either party now has or claims, or might hereafter have or claim, against the other party, based upon or arising out of any matter or thing whatsoever from the beginning of the world through the date of this Amendment, including, without limitation, any claim, action or cause of action which was or is related to or arises out of Arditti's employment with the CME, or his separation and/or resignation therefrom, or which is based upon or arises under this Agreement, or any local, state, or federal law dealing with employment, including without limitation Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act and the Age Discrimination in
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     Employment Act, the Illinois Human Rights Act, ERISA or any common law tort or contract claim.

     The following provisions are applicable to and made a part of this Agreement and the foregoing general release and waiver:

               (i) Arditti does not release and waive any right or claim which he may have under the Age Discrimination in Employment Act which arises after the date of execution of this Third Amendment.

               (ii) In exchange for this general release and waiver, Arditti hereby acknowledges that he has received separate consideration beyond that which he is otherwise entitled to under the CME policy, this Agreement, or applicable law.

               (iii) CME hereby expressly advises Arditti to consult with an attorney of his choosing prior to executing this Third Amendment which contains a general release and waiver.

               (iv) Arditti has twenty-one (21) days from the date of presentment to consider whether or not to execute this Third Amendment. In the event of such execution, Arditti has a further period of seven (7) days from such date in which to revoke said execution, notice of which must be received by Craig Donohue of the CME within such seven (7) day period.

          A new paragraph 22 is hereby added as follows:

          Paragraph 22. - The parties agree and acknowledge that this Amendment
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     shall never be construed as an admission by either of them of any liability, wrongdoing, or responsibility on their part.

          A new paragraph 23 is hereby added as follows:

          Paragraph 23. - The parties agree that they shall not disclose the
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     existence of terms of this Agreement to any third party except that: (i)
     with respect to Arditti, his accountants, attorneys and spouse, each of whom shall be bound as a condition of this Amendment by this confidentiality provision or as may be required to comply with legal process, and (ii) with respect to CME in the normal course of its business reporting, or as may be required to comply with legal process and reporting requirements.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth below.

CHICAGO MERCANTILE EXCHANGE
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By:   ________________________________
      Scott Gordon, Chairman
Date: March 3, 2000


By:   ________________________________
      Frederick Arditti
Date: March 3, 2000